Exhibit 31.2
CERTIFICATION
PURSUANT TO 17 CFR 240.13a-14
PROMULGATED UNDER
SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Herbert A. Pollard, certify that:
1.I have reviewed this Amendment No. 1 on Form 10-K/A to the Annual Report on Form 10-K of Sculptor Diversified Real Estate Income Trust, Inc.; and
2.Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Sculptor Diversified Real Estate Income Trust, Inc.

Date:	November 26, 2024	By:	/s/ Herbert A. Pollard
Herbert A. Pollard
Chief Financial Officer and Treasurer (Principal Financial Officer)